UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2024
___________________________________

TOURMALINE BIO, INC.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-40384 (Commission File Number)	83-2377352 (I.R.S. Employer Identification No.)
27 West 24th Street, Suite 702 New York, NY (Address of principal executive offices)	10010 (Zip Code)
Registrant's telephone number, including area code: (646) 481-9832
Not Applicable (Former Name or Former Address, if Changed Since Last Report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRML	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 10, 2024, Tourmaline Bio, Inc. (the “Company”) issued a press release titled “Tourmaline Bio Highlights Cardiovascular Inflammation Focus and Announces Key Clinical and Strategic Updates at Investor Day.” The Company will host its Investor Day via webcast today, Tuesday, December 10, 2024, at 10:00 am, Eastern Time.

The Company will be posting to its website the presentation to be used in the Company’s Investor Day. The presentation and replays of the webcast will be available on the Company’s website at https://ir.tourmalinebio.com.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as otherwise expressly stated in such filing.

Item 8.01 Other Events.

On December 10, 2024, the Company will host its Investor Day, during which it will outline progress across its pipeline and provide updates on its strategic priorities. The updates to be provided include:

Phase 2 TRANQUILITY Trial Progress
The Company announced the over-enrollment of its Phase 2 TRANQUILITY trial, with a total of 143 patients enrolled as compared to 120 patients originally anticipated. The Company expects to report topline data from this trial in the second quarter of 2025.

Indication Expansion in Cardiovascular Inflammation
The Company announced the nomination of abdominal aortic aneurysm (“AAA”) as an additional indication within its cardiovascular inflammation disease focus for pacibekitug. The Company expects to provide additional details on a planned Phase 2 proof-of-concept trial in AAA after topline results from the Phase 2 TRANQUILITY trial are reported in the second quarter of 2025.

Update on Thyroid Eye Disease (TED) Development Program
The Company announced it expects to report topline data from the Phase 2b spiriTED trial in the second half of 2025 and that the initiation of a Phase 3 trial in TED is expected to be contingent on positive results from the spiriTED trial. Tourmaline plans to provide additional information on its future development plans in TED at that time.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the Company’s expectations regarding the development and potential therapeutic benefits of pacibekitug; the timing of initiation, progress and results of the Company’s current and future clinical trials for pacibekitug, including reporting of data therefrom and additional details regarding the planning thereof; the timing of future announcements regarding the Company’s development plans and the content of such announcements; the timing of a planned Phase 2 proof-of-concept clinical trial and of Phase 3 clinical trial readiness; and the timing and potential to expand pacibekitug into additional indications. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize, including those risk factors discussed or referred to in the Company’s filings with the SEC, including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 7, 2024, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOURMALINE BIO, INC.

Date: December 10, 2024	By:	/s/ Ryan Robinson
	Name:	Ryan Robinson
	Title:	Chief Financial Officer and Treasurer